Exhibit 99.1

NEWS RELEASE
Lakes Entertainment, Inc.
130 Cheshire Lane, Suite 101
Minnetonka, MN 55305
952-449-9092
952-449-9353 (fax)
www.lakesentertainment.com
(NASDAQ: LACO)

INVESTOR RELATIONS CONTACT:
William Schmitt — Integrated Corporate Relations
203-682-8200, investorrelations@lakesentertainment.com
FOR FURTHER INFORMATION CONTACT:
Timothy Cope — 952-449-7030

FOR IMMEDIATE RELEASE:
April 17, 2008
LAKES ENTERTAINMENT, INC. ENTERS INTO CREDIT
ARRANGEMENT WITH UBS FINANCIAL SERVICES
MINNEAPOLIS — April 17, 2008 — Lakes Entertainment, Inc. (NASDAQ: LACO) announced today that effective April 11, 2008, it entered into a client agreement with UBS Financial Services, Inc. (“UBS”) dated April 4, 2008 for the purpose of borrowing and/or obtaining credit in a principal amount not to exceed $11.0 million (“Margin Account Agreement”). The Margin Account Agreement is secured by Lakes’ auction rate securities (“ARS”) held at UBS. On April 11, Lakes made an initial draw under the Margin Account Agreement in the principal amount of $3.0 million to be used for working capital purposes.
As previously announced, the types of ARS investments that the Company owns are backed by student loans, the majority of which are guaranteed by the U.S. government and all of which have credit ratings of AAA or Aaa. Historically, these ARS investments have been highly liquid, using an auction process that resets the applicable interest rate at predetermined intervals, typically every 28 days, to provide liquidity at par. However, as a result of the recent liquidity issues experienced in the global credit and capital markets, the auctions for all of the Company’s ARS investments failed beginning in February 2008 when sell orders exceeded buy orders.
The ARS investments continue to pay interest in accordance with the terms of the underlying security; however, liquidity in the Company’s ARS has not been available to Lakes since the auctions began to fail. Therefore, as a result of upcoming liquidity needs, Lakes entered into this Margin Account Agreement with UBS. Lakes currently expects to be able to fulfill its potential future liquidity needs through this Margin Account Agreement if it is unable to liquidate its ARS investments as needed.

About Lakes Entertainment
Lakes Entertainment, Inc. currently has development and management or financing agreements with four separate Tribes for casino operations in Michigan, California, and Oklahoma, for a total of five separate casino sites. We are currently managing the Cimarron Casino for the Iowa Tribe of Oklahoma and the Four Winds Casino Resort for the Pokagon Band of Potawatomi Indians. Lakes is also involved in other business activities, including development of a Company owned casino resort project in Vicksburg, Mississippi and the development of new table games for licensing to Tribal and non-Tribal casinos. The Company also owns approximately 61 percent of WPT Enterprises, Inc. (NASDAQ: WPTE), a separate publicly held media and entertainment company engaged in the creation of internationally branded entertainment and consumer products driven by the development, production and marketing of televised programming based on gaming themes, including the World Poker Tour® television series, the operation of an online gaming website, the licensing and sale of branded products and the sale of corporate sponsorships.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plans for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the company. These risks and uncertainties include, but are not limited to, need for current financing to meet Lakes’ operational and development needs; those relating to the inability to complete or possible delays in completion of Lakes’ casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management or development contracts; Lakes operates in a highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owed to Lakes by Indian tribes; possible need for future financing to meet Lakes’ expansion goals; risks of entry into new businesses; reliance on Lakes’ management; and the fact that the WPTE shares held by Lakes are currently not liquid assets, and there is no assurance that Lakes will be able to realize value from these holdings equal to the current or future market value of WPTE common stock. There are also risks and uncertainties relating to WPTE that may have a material effect on the company’s consolidated results of operations or the market value of the WPTE shares held by the company, including WPTE’s significant dependence on the GSN as a current source of revenue, and the risk that GSN will not exercise its options to air seasons of the WPT series beyond Season Six; difficulty of predicting the growth of WPTE’s online gaming business, which is a relatively new industry with an increasing number of market entrants; reliance on the efforts of CryptoLogic to develop and maintain the online gaming website in compliance with WPTE’s business model and applicable gaming laws; the potential that WPTE’s television programming will fail to maintain a sufficient audience; the risk that WPTE may not be able to protect its entertainment concepts, current and future brands and other intellectual property rights; the risk that competitors with greater financial resources or marketplace presence might develop television programming that would directly compete with WPTE’s television programming; risks associated with future expansion into new or complementary businesses; the termination or impairment of WPTE’s relationships with key licensing and strategic partners; and WPTE’s dependence on its senior management team. For more information, review the company’s filings with the Securities and Exchange Commission.

2